NOTICE OF ANNUAL GENERAL MEETING

NOTICE is hereby given that the 2003 Annual General Meeting of the shareholders of Techsite Strategies Corp. (the "Company") will be held at 2219 4th Avenue S.W., Calgary, Alberta, T2S 1X1, on Tuesday, July 29, 2003 at ten o'clock in the morning (Calgary time) for the following purposes:

1.

To receive and consider the financial statements of the Company for the fiscal year ended January 31, 2003, including the report of the Auditor thereon.

2.

To appoint Davidson & Company, Chartered Accountants, as auditors of the Company for the ensuing year.

3.

To authorize the directors to fix the Auditor's remuneration.

4.

To approve and ratify all past actions, deeds and conduct of the directors on behalf of the Company since the date of the last Annual General Meeting.

5.

To determine the number of directors at five (5).

6.

To elect directors.

7.

To ratify and approve, by ordinary resolution, the Company’s acquisition of interests in certain Prospecting and Reconnaissance Licenses located in the Republic of Tanzania, Africa and the execution, by the Company, of an accompanying Option and Joint Venture Agreement.

8.

To ratify and approve, by ordinary resolution, the Company’s 2003 Stock Option Incentive Plan.

9.

To ratify and approve, by ordinary resolution, the issuance of any shares in the capital of the Company from time to time which is equal to or in excess of twenty percent (20%) of its issued capital in accordance with the terms of any current or proposed future acquisitions, private placements, prospectus financings,  debenture conversions or other financings of the Company, at such prices, in such amounts and to such persons as may be determined by the directors of the Company and as are acceptable to the applicable regulatory authorities, and any possible change in the effective control of the Company resulting directly or indirectly from such financings and share issuance(s).

10.

To change the Company's name.

11.

To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

Accompanying this Notice is an Information/Management Proxy Circular, Form of Proxy, Form 51 - Quarterly Report, Financial Statements of the Company for the fiscal year ended January 31, 2003, including the report of the auditor thereon and Supplemental Mail Return Card.

Members unable to attend the Annual General Meeting in person are requested to read the accompanying Information/Management Proxy Circular and Form of Proxy, and then complete and deposit the Form of Proxy, together with the power of attorney, other authority or certification, if appropriate, under which it was signed or a notarially certified copy thereof with the Company's Transfer Agent, Pacific Corporate Trust Company, at least 48 hours (excluding Saturdays, Sundays and holidays) before the time of the meeting.

DATED at Vancouver, British Columbia, this 23rd day of June, 2003.

ON BEHALF OF THE BOARD OF DIRECTORS

"Feisal Somji"

FEISAL SOMJI

President

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56372:1

TECHSITE STRATEGIES CORP.

2219 4th Avenue S.W.

Calgary, Alberta, T2S 1X1

INFORMATION CIRCULAR

(Containing information as at June 23, 2003, except as otherwise indicated)

SOLICITATION OF PROXIES

This information circular (the "Information Circular") is furnished in connection with the solicitation of proxies by the management of Techsite Strategies Corp. (the "Company") for use at the Annual General Meeting of members of the Company (the "Meeting") and any adjournment(s) thereof to be held on Tuesday, July 29, 2003 in Calgary, Alberta at the time and place and for the purposes set forth in the accompanying Notice of Meeting.  While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by the directors, officers and regular employees of the Company at nominal cost.  All costs of solicitation by management will be borne by the Company.

The contents and the sending of this Information Circular have been approved by the directors of the Company.

APPOINTMENT AND REVOCATION OF PROXIES

The individuals named in the accompanying form of proxy are senior officers or directors of the Company.  A SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT HIM AT THE MEETING HAS THE RIGHT TO DO SO, EITHER BY STRIKING OUT THE NAMES OF THOSE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY AND INSERTING THE DESIRED PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY OR BY COMPLETING ANOTHER FORM OF PROXY.  A proxy will not be valid unless the completed and signed form of proxy together with supporting documentation, if appropriate, is received by Pacific Corporate Trust Company, of 10th Floor - 625 Howe Street, Vancouver, British Columbia, V6C 3B8, not less than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time for holding the Meeting or any adjournment(s) thereof.

The Chairman of the Meeting will have the discretion to accept or reject proxies otherwise deposited.

A shareholder who has given a proxy may revoke it by:

(a)

signing a proxy with a later date and delivering it at the time and place noted above;

(b)

signing and dating a written notice of revocation and delivering it at the time and place noted above; or

(c)

attending the Meeting or any adjournment(s) thereof and registering with the scrutineer as a shareholder present in person, and revoke the proxy form in writing.

VOTING OF PROXIES

SHARES REPRESENTED BY PROXIES IN WHICH A CHOICE WITH RESPECT TO ANY MATTER TO BE ACTED UPON HAS BEEN SPECIFIED IN THE FORM OF PROXY, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

SUCH SHARES WILL ON A POLL BE VOTED FOR EACH MATTER FOR WHICH A CHOICE HAS NOT BEEN CLEARLY SPECIFIED BY THE MEMBER.

The enclosed form of proxy when properly completed and delivered and not revoked confers discretionary authority upon the person appointed proxy thereunder, other than with respect to the election of directors and the appointment of auditors, to vote with respect to amendments or variations to matters identified in the Notice of Meeting, and with respect to other matters which may properly come before the Meeting.  In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the meeting or any further or other business is properly brought before the meeting, it is the intention of the persons designated in the enclosed form of proxy to vote in accordance with their best judgment on such matters or business.  At the time of the printing of this Information Circular, management of the Company knew of no such amendment, variation or other matter which may be presented to the Meeting.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The authorized capital of the Company consists of 100,000,000 common shares without par value.  As of June 23, 2003, there were 3,060,031 common shares without par value issued and outstanding.

The record date for the Meeting (the "Record Date"), the date fixed by the Company for the purpose of determining the identity of the persons entitled to receive the Notice of the Meeting, has been set at June 23, 2003.

Each member is entitled to one vote for each common share registered in his/her/its name on the list of members, which is available for inspection during normal business hours at Pacific Corporate Trust Company, 10th Floor - 625 Howe Street, Vancouver, BC and at the Meeting.  If the member is a corporation and will not be voting by proxy, the corporation must deliver to the Company before the time of the Meeting a certified true copy of a resolution of its directors authorizing a person to act as its representative at the Meeting.

To the knowledge of the directors and senior officers of the Company, the only persons who beneficially own, directly or indirectly, or exercise control or direction over shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company, the approximate number of the shares so owned, controlled or directed by each, and the percentages of voting shares of the Company represented by such shares are:

Name and Address	Number of Shares Held	Percentage of Outstanding Shares
CDS & Co. CEDE & Co.	2,228,650(1) 334,928(1)	72.21% 10.85%

(1)

CDS & Co. and CEDE & Co. are intermediaries holding these common shares on behalf of certain beneficial owners whose identities are not known to the directors or senior officers of the Company.

VOTES NECESSARY TO PASS RESOLUTIONS AT THE MEETING

Under the Company's Articles, the quorum for the transaction of business at the Meeting consists of two (2) persons present and being, or representing by proxy, members holding not less than one-tenth of the shares of the Company entitled to vote at the Meeting.

The resolutions set out in the Notice of Meeting and Form of Proxy will require the approval of a majority of the votes cast on the resolution by those shareholders of the Company, who, being entitled to do so, vote in person or by proxy at the Meeting or at any adjournment(s) thereof.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The directors and officers of the Company have an interest in the resolutions concerning the election of directors and incentive stock options.  Otherwise, no director or senior officer, present or nominated, or person who has been a director or senior officer since the beginning of the Company's last financial year, or any associate or affiliate of such persons, or any person on behalf of whom this solicitation is made, has any interest, direct or indirect, by way of beneficial ownership of shares or otherwise, in any matter to be acted upon at the Meeting.

ELECTION OF DIRECTORS

The Board of Directors of the Company presently consists of three directors.  The term of office of each of the current directors will end at the conclusion of the Meeting.  It is proposed to fix the number of directors at four (4).  This requires the approval of the members of the Company by an ordinary resolution, which approval will be sought at the Meeting.  It is also intended to elect directors for the ensuing year.  Each director elected will hold office until the next Annual General Meeting or until his successor is duly elected or appointed, unless his office is earlier vacated in accordance with the Articles of the Company or he becomes disqualified to act as director.  Unless otherwise directed, the persons named in the enclosed form of proxy intend to vote for the election of a Board of Directors composed of the nominees listed below.

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56372:1

The following table sets out the names of all of the persons proposed by management to be nominated for election as directors at the Meeting and all other positions and offices they now hold with the Company and any of its significant affiliates, their principal occupation, business or employment, the dates upon which they became directors of the Company, and the approximate number of shares of the Company beneficially owned, directly or indirectly, by each of them as at the date of this Information Circular:

Name, Municipality of Residence & Present Position with the Company	Principal Occupations Presently and During Last Five (5) Years	Commence-ment of Directorship	No. of Voting Securities Beneficially Owned, Controlled or Directed (1)(2)
Feisal Somji Calgary, Alberta President & Director

Businessman; Director of Kitikmeot Geosciences Ltd. from 1997 to present; President of Adamas Management Ltd. from 1998 to present; President of Meridian Aviation Ltd. from 1997 to 1999; President of Meridian Geosciences Ltd. from 1999 to present; Director and Secretary of New Meridian Mining Corp., from 2000 to present.

		Since: June 28, 1999	131,250 Common shares
William Dynes Vancouver, British Columbia Director

Consulting Geologist; Self-Employed Mining Exploration Consultant from 1984 to present; Director of Premier Diamond Corp. from 1989 to present; Director of Eastern Meridian Mining Corp. from 1996 to present; Director of Muskox Minerals Corp. from 1996 to present. President of Muskox Minerals Corp. from 1999 to 2003.

		Since: September 23, 1996	131,250 Common shares
Roger Morton Edmonton, Alberta Director

Director of Canadian Black River Petroleum Ltd. from 1998 to 1999; Director of Golden Star Resources Ltd. from 1985 to 1999; Director of International Roraima Gold Corp. from 1994 to 1999; Director of New Blue Ribbon Resources Ltd. from 2001 to 2002; Director of Takla Star Resources Ltd. from 1993 to 1999; Director of Solitario Resources Corp. from 1996 to 1999; Director of Tres-Or Resources Ltd. from January, 1999 to October, 1999 and from 2002 to Present; Director and President of Polar Star Diamonds Ltd. from 1995 to present: Director and President of Diamori Ltd. from 1997 to present; Director of Uruguay Goldfields Inc. from 1998 to present; Director of Uruguay Mineral Exploration Inc. from 1998 to present; Director of Mindoro Resources Ltd. from 1996 to present; Director of Star Resources Corp. from 1993 to present; Director of Black Swan Gold Mines Ltd. from 1999 to present; Director of Black Swan Resources Ltd. from 1999 to present; Director of Leeward Capital Corp. from 1999 to present; Director of Muskox Minerals Corp. from 1999 to present; President of Muskox Minerals Corp. from 2003 to present;

		Since: May 13, 2003	Nil
Andrew Walker West Vancouver, British Columbia Director

Lawyer; President and Director of Consolidated Texas Northern Minerals Ltd. From 1997 to 1999; Secretary of Rio Verde Industries Inc. (formerly Consolidated Texas Northern Minerals Limited) from 1999 to present; Director of U.S. Diamond Corp. from 1997 to present; Director of APAC Telecommunications Corporation from 2000 to 2001.

		Since: July 22, 1997	27,250 Common shares
Navin Verjee Delta, British Columbia Director	Businesswoman; Self-Employed Business Consultant	Since: February 20, 2003	Nil

(1)

The information as to principal occupation, business or employment of and shares beneficially owned, controlled or directed by a nominee is not within the knowledge of management of the Company and has been furnished by the nominee.

(2)

Does not include incentive stock options, share purchase warrants or other rights to acquire unissued Common shares of the Company.

Advance Notice of Meeting

Pursuant to Section 111 of the Company Act (British Columbia) and Section 4 of the "Regulation" to the Company Act, advance Notice of the Meeting was published in The Province newspaper on June 2, 2003.

Notice of the Meeting was filed in accordance with National Instrument 54-101 with securities administrators wherein the Company's registered shareholders have their addresses, and given to stock exchanges upon which the securities of the Company are listed and clearing agencies.

Audit Committee

Pursuant to the Company Act (British Columbia), the Company is required to have an Audit Committee comprised of three (3) directors, two (2) of whom are not officers or employees of the Company.  The Company's Audit Committee currently consists of:

Name	Present Office
Feisal Somji	Director and President
William Dynes	Director
Roger Morton	Director

EXECUTIVE COMPENSATION

A.

Compensation to Named Executive Officers

In accordance with the requirements of applicable Securities Legislation in Canada, the following executive compensation disclosure for the period ended January 31, 2003 is provided in respect of Feisal Somji (the "Named Executive Officer") as the President of the Company.

B.

Summary of Compensation

The following table sets forth all compensation paid to the Named Executive Officer for the Company's two (2) most recently completed financial years:

SUMMARY COMPENSATION TABLE

(STATED IN CANADIAN DOLLARS)

Annual Compensation	Long Term Compensation

Awards	Payouts

Name and Principal Position	Year	Salary ($)	Bonus for the Year ($)	Other Annual Compen-sation ($)	Securities Under Options/ SARs Granted (#)	Restricted Shares or Restricted Share Units ($)	Long Term Incentive Plan Payouts ($)	All Other Comp-ensa-tion ($)
Feisal Somji	1999 to 2001	Nil	Nil	Nil	Nil	Nil	Nil	Nil

C.

Long Term Incentive Plans

No long-term incentive plan awards were made to the Named Executive Officer during the financial year ended January 31, 2003.  The Company does not presently have a long-term incentive plan for its Named Executive Officer.

D.

Options and Stock Appreciation Rights (SARs)

The following table sets forth particulars concerning individual grants of options to purchase or acquire securities of the Company made to each of the directors/officers of the Company for the period up to and including January 31, 2003.  No stock appreciation rights ("SARs") were granted and none are outstanding.

OPTIONS/SAR GRANTS DURING THE MOST RECENTLY

COMPLETED FINANCIAL YEAR

(STATED IN CANADIAN DOLLARS)

Name	Securities Under Options/ SARs Granted (#)	% of Total Options/SARs Granted to Employees in Financial Year	Exercise or Base Price ($/Security)(1)	Market Value of Securities Underlying Options/SARs on the Date of Grant ($/Security)	Expiration Date
William Dynes	NIL	N/A	N/A	N/A	N/A
Feisal Somji	NIL	N/A	N/A	N/A	N/A
Roger Morton	NIL	N/A	N/A	N/A	N/A
Andrew Walker	NIL	N/A	N/A	N/A	N/A
Navin Verjee	NIL	N/A	N/A	N/A	N/A

No Options/SARs were exercised by the Company's Named Executive Officer(s) for the period up to and including January 31, 2003.

E.

Pension Plans

The Company does not presently provide a pension plan for its Named Executive Officer(s), nor for any of its employees.

F.

Employment Contracts

There are presently no Employment Contracts in place between the Company and any of its employees.

G.

Compensation of Directors

Currently, and during the most recently completed financial year ended January 31, 2003, the Company had no arrangements pursuant to which directors were compensated by the Company or its subsidiary for their services in their capacity as directors, except for the granting from time to time of incentive stock options in accordance with the policies of the TSX Venture Exchange.  In addition, no directors of the Company were compensated for services as consultants or experts.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

None of the directors, the proposed nominees for election as directors, senior officers, or their respective associates or affiliates, including its Named Executive Officer (as defined in this Information Circular), are or have been indebted to the Company or its subsidiaries since the beginning of the most recently completed financial year of the Company.

APPOINTMENT OF AUDITOR

Davidson & Company, Chartered Accountants, will be nominated at the Meeting to act as auditor of the Company, at a remuneration to be fixed by the directors.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Other than as hereinafter provided, none of the insiders, the proposed nominees for election as directors or any associate or affiliate of such insider or proposed nominee had any material interest, direct or indirect, in any transaction involving the Company since the commencement of the Company's last completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

MANAGEMENT CONTRACTS

There are no management functions of the Company or its subsidiaries which are to any substantial degree performed by a person or company other than the directors or senior officers of the Company, or its subsidiaries.

COMPANY ACTIVITIES DURING THE PAST YEAR

The Company’s Form 15C-211, which is required for the listing of its shares on the U.S. over-the-counter market (the “OTC-BB”), has been filed and registered with the United States regulators. The Company’s shares are presently trading on the OTC-BB.

OTHER MATTERS TO BE ACTED UPON

Stock Option Plan

The policies of the TSX Venture Exchange require the approval of the Company’s shareholders to its 2003 Stock Option Incentive Plan (the “Plan”).  In order to provide the directors of the Company with flexibility regarding the granting and amending of incentive stock options, the directors request that the shareholders consider and, if deemed advisable, ratify and approve, by ordinary resolution, the Plan.

A Tier 2 Issuer, such as the Company, is at liberty, subject to receipt of applicable approvals, to adopt either:

(a)

A fixed number plan reserving between 10% and 20% of the Company’s issued capital as at the date of adoption, with vesting over at least 18 months being required.  This form of plan requires TSX Venture Exchange approval and shareholder approval; or

(b)

A 10% rolling maximum plan, without vesting requirements.  This form of plan requires the approval of the TSX Venture Exchange and, on a yearly basis, the approval of the Company’s shareholders.

The Company seeks to adopt a10% rolling maximum plan.

The following is a summary of the terms of the proposed Plan and is qualified in its entirety by the full text of the Plan, which is available for review at Suite 201 – 1168 Hamilton Street, Vancouver, British Columbia, V6B 2S2.

-

The number of Common shares to be reserved and authorized for issuance pursuant to options granted under the Plan is a rolling maximum of 10% of the issued and outstanding common shares of the Company from time to time;

-

Under the Plan, the aggregate number of optioned Common shares granted to any one Optionee in a 12 month period must not exceed 5% of the Company’s issued and outstanding shares.  The number of optioned Common shares granted to any one consultant in a 12 month period must not exceed 2% of the Company’s issued and outstanding Common shares.  The aggregate number of optioned Common shares granted to an Optionee who is employed to provide investor relations services must not exceed 2% of the Company’s issued and outstanding Common shares in any 12 month period.

-

The exercise price for options granted under the Plan will not be less than the Market Price of the Company’s Common shares at the time of the grant, less applicable discounts permitted by the policy(s) of the TSX Venture Exchange;

-

Options will be exercisable for a term of up to 5 years, subject to earlier termination in the event of the Optionee’s death or the cessation of the Optionee’s services to the Company; and

-

Options granted under the plan are non-assignable, except by will or the laws of descent and distribution.

Approval of Future Financings

The policies of the TSX Venture Exchange require the approval of shareholders of the Company to any private placement if:

(a)

the number of private placement shares to be issued to any one placee, or to a group of placees who intend to vote their equity shares as a group, is equal to or greater than twenty percent (20%) of the number of the Company's equity shares outstanding:

(i)

after giving effect to the issuance of the private placement shares; or

(ii)

in the case of convertible securities, after including the equity shares which would be issued on conversion; or

(b)

the issuance of the private placement shares or equity shares upon conversion may result in, or is part of a transaction involving, a change in the effective control of the Company or the creation of a control block.

Accordingly, in order to save the time and expense of convening a future general meeting and to provide the directors with sufficient flexibility in negotiating and/or concluding current or future financings, shareholders will be asked to ratify and approve, by ordinary resolution, the issuance of shares of the Company from time to time which is equal to or in excess of twenty (20%) per cent of its issued capital, in accordance with the terms of any current or proposed future acquisitions, private placements, prospectus financings, shares for debt conversions, debenture conversions or other financings, at such prices, in such amounts and to such persons as may be determined by the directors of the Company and as are acceptable to the TSX Venture Exchange, and any possible change in the effective control of the Company resulting directly or indirectly from such financings and share issuances.

Letter Agreement

The Company has entered into a Letter Agreement with Frontier Resources Ltd. (“Frontier”), pursuant to which the Company has been granted the right to acquire an undivided interest in certain Prospecting and Reconnaissance Licenses held by Frontier in Tanzania, East Africa (the “Licenses”).

Frontier is a non-reporting company resident in the Republic of Tanzania, which holds varying interests in the Licenses.  Pursuant to the terms of the Letter Agreement, Frontier has granted to the Company an option to acquire an undivided 70% interest in the Licenses.  In order to exercise its option, the Company must complete and deliver a bankable feasibility study in respect of the Licenses (the “Feasibility Study”), within 7 years of the effective date of the Joint Venture Agreement – which will be executed by the parties in due course.  The Company has the further right to increase its interest in the Licenses, to an undivided 80%, by arranging, on behalf of itself and Frontier, 100% of the capital cost financing set out in the Feasibility Study.  Frontier’s interest in the Licenses would, in such instance, be reduced to an undivided 20% interest.

As at the date if this Information Circular, a formal Option and Joint Venture Agreement has been negotiated and prepared, for execution by the parties.  Upon due execution, TSX Venture Exchange approval will be sought.

Change of Name

The Company's Board of Directors has decided, subject to receipt of regulatory approval, to seek shareholder approval to a change of the Company's name, to “Sola Resource Corp.”, which name has been reserved with both the British Columbia Registrar of Companies and the TSX Venture Exchange.

General Matters

It is not known whether any other matters will come before the Meeting other than those set forth above and in the Notice of Meeting, but if any other matters do arise, the persons named in the Proxy intend to vote on any poll, in accordance with their best judgment, exercising discretionary authority with respect to amendments or variations of matters ratified in the Notice of Meeting and other matters which may properly come before the meeting or any adjournment(s) of the Meeting.

BOARD APPROVAL

The contents of this Information Circular have been approved and its mailing authorized by the directors of the Company.

DATED at Vancouver, British Columbia, this 23rd day of June, 2003.

ON BEHALF OF THE BOARD OF DIRECTORS

"Feisal Somji"

FEISAL SOMJI

President

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TECHSITE STRATEGIES CORP.

PROXY

ANNUAL GENERAL MEETING

JULY 29, 2003

THIS PROXY IS SOLICITED BY MANAGEMENT OF TECHSITE STRATEGIES CORP.

The undersigned, being a shareholder of Techsite Strategies Corp. (the "Company"), hereby appoints Feisal Somji, the President and a director of the Company, or failing him, Roger Morton, a director of the Company, or instead of either of the foregoing, (insert name) ________________, as proxy holder with full power of substitution, to attend, act and vote the shares in the capital of the Company for and on behalf of the undersigned at the 2003 Annual General Meeting (the "Meeting") of the Company to be held at 2219 4th Avenue S.,W., Calgary, Alberta, T2S 1X1, at ten o'clock in the morning (Calgary time) on Tuesday the 29th day of July, 2003, and at any adjournment(s) thereof, in the manner specified below, with respect to the matters set forth below:

1.

To approve the audited financial statements of the Company for the fiscal year ended January 31, 2003.

VOTE FOR	VOTE AGAINST

2.

To appoint Davidson & Company, Chartered Accountants, as Auditors of the Company for the ensuing year.

VOTE FOR	WITHHOLD VOTE

3.

To authorize the directors to fix the Auditors’ remuneration.

VOTE FOR	VOTE AGAINST

4.

To approve and ratify all past actions, deeds and conduct of the Directors on behalf of the Company since the date of the last Annual General Meeting.

VOTE FOR	VOTE AGAINST

5.

To determine the number of directors at five (5).

VOTE FOR	VOTE AGAINST

6.

To elect the Board of Directors for the ensuing year as follows:

Feisal Somji	VOTE FOR	WITHHOLD VOTE
William Dynes	VOTE FOR	WITHHOLD VOTE
Roger Morton	VOTE FOR	WITHHOLD VOTE
Navin Verjee	VOTE FOR	WITHHOLD VOTE
Andrew Walker	Vote for	WITHHOLD VOTE

7.

To ratify and approve, by ordinary resolution, the Company’s acquisition of certain Prospecting and Reconnaissance Licenses located in the Republic of Tanzania, Africa and the execution, by the Company, of an accompanying Option and Joint Venture Agreement.

VOTE FOR

VOTE AGAINST

8.

To ratify and approve, by ordinary resolution, the Company’s 2003 Stock Option Incentive Plan.

VOTE FOR	VOTE AGAINST

9.

To ratify and approve, by ordinary resolution, the issuance of any shares in the capital of the Company from time to time which is equal to or in excess of twenty percent (20%) of its issued capital in accordance with the terms of any current or proposed future acquisitions, private placements, prospectus financings, debenture conversions or other financings of the Company, at such prices, in such amounts and to such persons as may be determined by the directors of the Company and as are acceptable to the TSX Venture Exchange, and any possible change in the effective control of the Company resulting directly or indirectly from such financings and share issuance(s).

VOTE FOR	VOTE AGAINST

1.

To approve and ratify, by special resolution and subject to receipt of regulatory approval(s), a change of the Company's name to  “Sola Resource Corp.”.

VOTE FOR	VOTE AGAINST

11.

To transact such other business of the Company as may be brought before the Meeting.

VOTE FOR	VOTE AGAINST

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES PREVIOUSLY GIVEN.

DATED this ____ day of __________________, 2003. (PROXIES MUST BE DATED)

(In the event this proxy is not dated in the space provided above, it is deemed to bear the date July 27, 2003.)

(Name - Please Print)	(Signature of Member)
(Address)	(Number of Shares Represented by This Proxy)

NOTES

1.

The shares represented by this proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any poll that may be called for, and if the shareholder specifies a choice with respect to any matter to be acted upon, the shares shall be voted accordingly.   IF A CHOICE HAS NOT BEEN CLEARLY SPECIFIED, THIS PROXY WILL BE VOTED FOR SUCH MATTER.  If any amendments or variations to matters identified in the Notice of Meeting are proposed at the Meeting other than the election of directors and the appointment of auditors or if any other matters properly come before the Meeting, discretionary authority is hereby conferred on the person named as proxy holder with respect thereto.  This proxy should be read in conjunction with the accompanying Notice of Meeting and Information Circular.

2.

A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS NAMED IN THE PROXY.  TO EXERCISE THIS RIGHT, THE SHAREHOLDER MUST STRIKE OUT THE NAMES OF THE PERSONS NAMED IN THE PROXY AND INSERT THE NAME OF HIS NOMINEE IN THE SPACE PROVIDED OR COMPLETE ANOTHER PROXY.

3.

This Proxy will not be valid unless it is dated and signed by the shareholder or by his attorney authorized in writing.  If the shareholder is a corporation, its name must be completed in the signature section of the proxy, the proxy must be signed by a duly authorized officer or attorney of the corporation with either the corporate seal of the corporation affixed or the title of the duly authorized officer completed.  Where the proxy is signed by an attorney for an individual shareholder, or by an officer, attorney or representative of a corporation, the instrument so empowering the officer, attorney or representative, or a notarial copy thereof, must accompany the proxy.

4.

To be effective, this Proxy, together with the power of attorney or other authority, if any, under which it was signed or a notarially certified copy thereof, must be deposited with the Company's Transfer Agent, Pacific Corporate Trust Company, 10th Floor, 625 Howe Street, Vancouver, BC V6C 3B8, not less than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time of the Meeting or any adjournment(s) thereof.

YOUR NAME AND ADDRESS ARE SHOWN AS REGISTERED - PLEASE NOTIFY PACIFIC CORPORATE TRUST COMPANY OF CANADA AT 10th FLOOR - 625 HOWE STREET, VANCOUVER, BRITISH COLUMBIA V6C 3B8 OF ANY CHANGE IN YOUR ADDRESS.

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